Exhibit 10.2
                           PRE-PAYMENT AGREEMENT


              THIS AGREEMENT, dated the 20th day of April, 1995, by and between ZVL-LSA, a.s., a corporation organized and existing under the laws of the Slovak Republic and having its principal place of business at Nadrazna, SK-909 01 Skalica, Slovak Republic (hereinafter referred to as "Seller"); and L&S Automotive Products Co., a corporation organized and existing under the laws of the State of Oklahoma and having its principal place of business at 16 South Pennsylvania, Oklahoma City, OK 73101, U.S.A. (hereinafter referred to as "Purchaser");


                           W I T N E S S E T H:


              WHEREAS Purchaser desires to acquire tapered automotive roller bearings, as more specifically defined herein, from Seller, and Seller desires to deliver such products on the terms and conditions hereinafter set forth;

              NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

              ARTICLE I.      Definitions.

              1.1 As used herein, the term "Products" shall mean tapered automotive roller bearings with the specifications as described in Exhibit A.

              1.2 As used herein, the term "Minimum Volume" shall mean, Products in the aggregate ordered by Purchaser for delivery and shipped from Seller's plant during each semi-annual (or other) period identified on Exhibit B and having a value as further set forth on such exhibit. The Purchaser also agrees to comply with the provisions of the Technical License, Technology Assistance, Engineering and Manufacturing Plant Sales Agreement dated July 6, 1992 between Seller and Purchaser (along with any amendments and addendums thereto especially the provisions concerning the obligatory purchase of products (the "L&S Agreement")).

              ARTICLE II.     Sale and Purchase of the Products

              2.1 Subject to the terms and conditions set forth herein, Purchaser agrees to acquire from Seller and Seller agrees to deliver to Purchaser during the term of this Agreement Products in an amount equal to the Minimum Volume for each semi-annual period identified on Exhibit B.

              2.2 For each period identified on Exhibit B during the term of this Agreement, Purchaser agrees to place orders or have orders placed with Seller, for delivery from Seller of Products in an amount equal to or greater than the Minimum Volume, as calculated in accordance with Section 1.2 hereof. Purchaser shall place such orders prior to the commencement of the semi-annual period in which delivery is to be made by Seller.

              ARTICLE III.    Product Specifications

              3.1 Except as otherwise agreed upon by the parties, it is the intent of the parties hereto that the Products shall be manufactured in the same manner and will contain the same specifications as equivalent products which Seller previously supplied to Purchaser which meet the acceptance standards under Article IV below.

              ARTICLE IV.     Acceptance Standards

              4.1 Exhibit A contains quality specifications, mutually agreed upon by the parties hereto, which shall govern acceptance of the Products sold hereunder by Purchaser. Such specifications may be modified as agreed to in writing by the parties.

              ARTICLE V.      Quality Control

              5.1 Seller shall be solely responsible for assuring the quality of the Products and their conformity to the standards set forth in Exhibit A.

              5.2 In the event Purchaser shall receive Products from Seller that do not comply with this warranty, Purchaser shall immediately notify Seller of such nonconformity and shall instruct Seller to suspend future shipments of the Product. A third party independently qualified inspection company (the "Company") must visit the Seller's production facilities in Skalica within 10 days of Purchaser notifying Seller of receipt of nonconforming Products. Seller agrees to provide such Company's employees and/or agents full access to Seller's production facilities including access to all materials used in connection with the Products, the energy sources utilized in connection with the Products, the energy sources utilized in connection with manufacture of the products and books and records relating to the specifications used in the manufacture of the Products. Within 10 days of the arrival of such Company's employees or agents at Seller's facility in Skalica, the employees and/or agents of such Company shall submit a written report to Seller and Purchaser stating whether Seller's Products conform to the specifications set forth in Exhibit A. Upon receipt of a report specifying that Seller's Products meet the specifications in Exhibit A, Seller may resume and continue delivery of Products and Purchaser must accept such immediate and future deliveries, and Purchaser agrees to absorb the Company's costs for the investigation. If the report states that the Seller's Products do not meet the specifications in Exhibit A, Seller agrees to absorb the Company's costs for the investigation and Seller shall have two options: (i) make sure changes that are necessary to insure that the Products meet the specifications in Exhibit A within 20 days, and deliver conforming replacement Products to Purchaser within 30 days of implementing such changes or (ii) purchase products made by other parties which meet the specifications set forth in Exhibit A and deliver such substitute products to Purchaser within 180 days. Seller shall have the right and obligation to arrange for the dis-position of the affected product at its sole cost and expense. Seller and Purchaser agree to abide by the decision of the Company and comply with the provisions of this Section 5.2.

              5.3 Notwithstanding the sole responsibility of Seller with regard to quality control, Purchaser shall have access to Seller's production facilities during normal business hours with reasonable notice to Seller, in order to verify that the Products conform to the specifications set forth in Exhibit A.

              5.4 Seller shall maintain appropriate records of the specifications used in the manufacture of all Products. These records shall be made available to Purchaser upon reasonable request or during a visit by Purchaser described in Section 5.3.

              ARTICLE VI.     Price

              6.1 The total contract price for the Products shall be as set forth in Exhibit B. The selling price for the Products at the time of each purchase order shall be agreed to by the parties; provided, however, in no event shall the selling prices be increased or decreased more than the percentage (%) determined by the following from one year to the next:

                        1) the inflation or deflation rate in the U.S.A. as measured by the Wholesale Price Index as published by the U.S. Department of Commerce; and provided, however, that

                        2) prices will not increase or decrease beyond the increases or decreases announced and published by major competitive bearing companies within the U.S. such as Federal Mogul, SKF and Chicago Rawhide during the period year and the Purchaser agrees to provide, upon written request, information as to the pricing by those companies, to the extent available.

              6.2(a)(1) If Purchaser stops issuing delivery orders because of issues relating to quality of the Products under that Supply Agreement dated as of even date herewith between Purchaser and Seller and, as a result thereof, certain parties who are holders of drafts ("Drafts") and creditors to Seller claim under a guarantee or aval issued by Vseobecna Uverova Banka, a.s. ("VUB"), dated as of even date herewith, then the Basic Amount under this Agreement shall be automatically reduced by the amount of any payment by VUB, and Exhibit B shall be recalculated.

                        (2) If thereafter, the Company states in its report delivered under Section 5.2, that the Products meet the specifications in Exhibit A, then any reduction of Minimum Volume under this Agreement shall become "permanent" and the amounts due under Exhibit B shall be recalculated.

                        (3) If the Company states in its report that the Products do not meet the specifications in Exhibit A then any reduction in Minimum Volume is reinstated.

              (b) If there exists sufficient funds in the escrow account established pursuant to that Escrow Agreement of even date herewith at any time to pay the drafts (and as a result, there is no demand under the guarantees or avals), then there shall be no reduction in the Minimum Volume under this Agreement due.

              ARTICLE VII.    Payment

              7.1 The Seller acknowledges as of the date of this Agreement, it is obligated to deliver Products, limited exclusively to the Products in Exhibit A, to the Purchaser, at no additional cost to the Purchaser, the Products equal to the amount set forth on Exhibit B.

              ARTICLE VIII.  Delivery

              8.1 Delivery of the Products by Seller to Purchaser shall be made FOB Hamburg or other European port, such other location as the parties may, upon mutual agreement, from time to time designate, which agreement of Purchaser shall not be unreasonably withheld. Any freight and insurance expense from Skalica, Slovak Republic, to such port shall be borne solely by Seller.

              8.2 Delivery shall be deemed complete when Seller gives Purchaser notice that a shipment of Products ordered by Purchaser is available for pick-up at Hamburg or such other European Port or such other location as the parties may, upon mutual agreement, designate.


              ARTICLE IX.     Title/Risk of Loss

              9.1 Title and risk of loss or damage to the Products sold hereunder shall pass to Purchaser when Seller, pursuant to an order placed by Purchaser, delivers the Products in accordance with Section 8.2.

              ARTICLE X.      Warranty, Indemnity

              10.1 IN LIEU OF ALL OTHER WARRANTIES (INCLUDING MERCHANTABILITY AND FITNESS FOR PURPOSE), SELLER WARRANTS TO PURCHASER THAT ALL PRODUCTS MANUFACTURED FOR PURCHASER UNDER THIS AGREEMENT SHALL MEET PURCHASER'S PRODUCT SPECIFICATIONS AS SET FORTH IN EXHIBIT A, AND ARE FREE FROM DEFECTS EXCEPT DEFECTS WHICH MAY BE INHERENT IN THE SAID SPECIFICATIONS SET FORTH IN EXHIBIT A.

              Subject to the last paragraph of this Article X, Seller shall indemnify and hold Purchaser harmless from and against any and all liability, loss or damage, and all direct out-of-pocket cost or expense, arising out of the breach of the above warranty.

              Subject to the last paragraph of this Article X, in the event of complaints, demands, claims, or legal actions alleging illness, injury, death or damage as a result of the use of any goods manufactured by Seller hereunder, Seller shall indemnify and hold Purchaser harmless from and against any and all liability, loss or damage, and all direct out-of-pocket cost or expense, of whatsoever nature and by whomsoever asserted arising out of, resulting from or in any way connected with such complaint, demand, claim or legal action, except that Seller shall not be responsible for, and shall not be required to indemnify Purchaser against, any liability for injury, death or damage attributable to defects in Products which independent investigation discloses originated after the goods left the custody and control of Seller or were not attributable to any act of omission of Seller prior to shipment.

              PURCHASER SHALL BE ENTITLED TO RECOVER CONSEQUENTIAL OR SPECIAL DAMAGES (COLLECTIVELY "PURCHASER'S SPECIAL DAMAGES") INCURRED BY PURCHASER DUE TO ACTS OR OMISSIONS OF SELLER'S SUPPLIERS OR OTHERS ARISING OUT OF OR RELATING TO ANY BREACH OF THIS WARRANTY TO THE EXTENT AND SOLELY TO THE EXTENT THAT SELLER RECOVERS AND COLLECTS PURCHASER'S SPECIAL DAMAGES FROM ITS SUPPLIERS OR OTHERS, AND SELLER IS OBLIGATED TO PROMPTLY TAKE ALL REASONABLE ACTION, INCLUDING BUT NOT LIMITED TO THE INSTITUTION OF LEGAL PROCEEDINGS, IN ORDER TO RECOVER PURCHASER'S DAMAGES FROM ITS SUPPLIERS OR OTHERS, AND SELLER SHALL BEAR THE COST OF SUCH ACTION (PROVIDED THAT SUCH COSTS MAY BE OFFSET AGAINST ANY RECOVERY PURSUANT TO A JUDGMENT OR SETTLEMENT AGREED TO BY PURCHASER FROM SELLER'S SUPPLIERS OR OTHERS), WHICH ACTION SHALL BE TAKEN IN CONSULTATION WITH PURCHASER. EXCEPT AS SPECIFICALLY SET FORTH IN THE PRECEDING SENTENCE, PURCHASER WAIVES ANY AND ALL RIGHT OR CLAIM TO RECOVER PURCHASER'S SPECIAL DAMAGES FROM SELLER PROVIDED THAT THIS WAIVER SHALL NOT APPLY TO LIABILITY FOR COMMISSION BY SELLER OF (I) AN INTENTIONAL TORT OR (II) GROSS NEGLIGENCE. Anything in this Article to the contrary notwithstanding, Purchaser must assert any claim of breach under this warranty, if at all, within one (1) year after the due date of the invoice in regard to the goods in question by written notice specifying the grounds for such claim. In any and all actions, proceedings and investigations in regard to any claim by any third person arising from an alleged breach of this warranty, seller shall pay any damages which must be paid as a result of any judgment or settlement and all costs of the defense thereof (including reasonable counsel fees) on the following conditions: (i) Purchaser shall promptly notify Seller of any such complaint, demand, claim or legal action; (ii) Purchaser shall have control of said defense, but Seller shall have the right and opportunity to participate therein; (iii) Purchaser shall select defense counsel subject to Seller's consent; and (iv) Purchaser shall have the right to accept any settlement in compromise subject to the consent of Seller, which shall not be unreasonably withheld, and Seller shall have the right to demand that Purchaser accept any settlement or compromise of the claim which does not otherwise adversely affect Seller and, if Purchaser refuses such acceptance, Seller may elect to pay Purchaser the amount of such proposed settlement in full satisfaction of Seller's further obligations hereunder with respect to such claim.

              ARTICLE XI.     Term and Termination

              11.1 This Agreement shall commence on April 20, 1995 and become effective after the Escrow Account referred to in the Escrow Agreement dated as of even date herewith itself has become effective and shall end after fulfillment of the obligations under this Agreement referred to in Exhibit B or at a date agreed to by all parties hereto.

              ARTICLE XII.    Force Majeure

              12.1 Any failure or delay in the performance by either party hereto of its obligations hereunder shall not constitute a breach of this Agreement only if such failure or delay arises out of or results primarily from fire, storm, flood, lightening, earthquakes, or other acts of God, or explosion, insurrections, strikes, unavailability of fuel, utilities or raw materials, epidemics or quarantine restrictions, partial or entire failure of production facilities, inability to obtain transportation, government restrictions or any other cause not within the control of the party affected which by the exercise of reasonable diligence such party is unable to prevent or overcome ("Force Majeure").

              12.2      The occurrence of Force Majeure, as described in
Section 12.1 hereof, shall not excuse either party from the performance of its obligations or duties hereunder, but shall merely suspend such performance during the continuance of Force Majeure. The party prevented from performing its obligations or duties because of Force Majeure shall immediately notify the other party to this Agreement of the occurrence and particulars of such Force Majeure and shall provide the other party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. If the Force Majeure, as described in Section 12.1 hereof, occurs and continues for more than one year, the party who is not prevented or delayed from performing by an occurrence of Force Majeure shall have the right to terminate this Agreement without penalty upon thirty (30) days written notice. Upon such termination of this Agreement the value of the undelivered portion of the pre-paid purchase amount as set forth on Exhibit B shall be immediately paid to Purchaser.

              ARTICLE XIII. Legal Relationship of the Parties

              13.1 The relationship between the parties hereto is that of independent contractors and not of principal-agent or employer-employee. Neither party is in any way the legal representative of the other and has no right or authority to assume or undertake any obligation or make any representation on behalf of the other party.


              ARTICLE XIV.    General Conditions

              14.1 This Agreement, and the rights and obligations of the parties herein set forth, shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and may not be assigned, transferred or subcontracted except to parents, subsidiaries, or otherwise related corporations of either party, with prior written notice to the other party, provided the parties hereto remain liable under this Agreement. This Agreement is not subject to voluntary or involuntary alienation except as provided herein.

              14.2 The parties' remedies herein set forth shall be cumulative, and in addition to any other or further remedies available to it at law or in equity. The exercise by a party of any of its remedies specifically enumerated herein shall not preclude that party from exercising such other or further remedies.

              14.3 The failure or omission of either party hereto to insist, in any instance, upon strict performance by the other party of any term or provision of this Agreement or to exercise any of its rights hereunder shall not be deemed to be a modification of any term hereof or a waiver or relinquishment of the future performance of any such term or provision by such party, nor shall such failure or omission constitute a waiver of the right of such party to insist upon future performance by the other party of any such term or provision.

              14.4 In the event that individual provisions of this Agreement are or are held to be invalid, the validity of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect. The parties agree to negotiate in good faith in order to replace the invalid provisions with valid provisions that conform as closely as possible to the economic and commercial intent of the invalid provisions.

              14.5 Unless otherwise provided, all notices and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed given if delivered by hand, by mail (three (3) business days after being sent by certified mail, return receipt requested) or when received if delivered by commercial express delivery service or by telex or telefax (if a confirmatory mailing is made) to a party at its address set forth below:

              If to Seller:

                        ZVL-LSA, a.s.
                        909 Skalica
                        Slovakia
                        Attention: Dipl. Ing. Zdenko Hosek

              If to Purchaser:

                        L&S Automotive Products Co.
                        16 South Pennsylvania
                        Oklahoma City, OK  73101
                        Attention: Mr. David Goss

Either party may change its address for the receipt of such notices by giving written notice to the other party in the manner herein provided.

              14.6 This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the law of the Republic of Austria.

              14.7 This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and all other prior or contemporaneous agreements of the parties with respect to such subject matter are hereby merged into this Agreement. This Agreement shall not be changed, modified or amended otherwise than by a further written agreement signed by the parties hereto. In the event of any conflict between the terms of this Agreement and of any purchase order, the terms of this Agreement shall be controlling.

              14.8 Any controversy or claim arising out of or relating to this Agreement, or the negotiation or breach thereof, shall be settled by arbitration with the Vienna rules of the International Arbitral Tribunal of Bundeswirtschaftskammer Osterreich in Vienna and judgment upon an award rendered by the arbitrators may be entered in any court having jurisdiction thereof. According to Sec. 598 Sec. 2 ZPO (Zivilprozessordnung, Austrian Code of Civil Procedure) Section 595 Sec. 1 Line 7 ZPO shall not apply. The arbitration shall be held in the English language in Vienna and shall be conducted before three (3) arbitrators, with each party appointing an arbitrator, who will jointly agree upon a third arbitrator, Chairman of the Arbitration Panel. The arbitrators are empowered to award reimbursement of attorneys' fees, taxes and other costs of arbitration in accordance with Vienna rules of the International Arbitral Tribunal of the Bundeswirtschaftskammer Osterreich in Vienna. The provisions of this section shall not be deemed to preclude any party hereto from seeking preliminary injunctive relief to protect or enforce its rights thereunder within the competence of the competent court of the Slovak Republic or the Republic of Austria or State or Federal courts located in the State of Oklahoma, USA, or
(not) to prohibit any (universal) such court from making preliminary findings of fact in connection with granting or denying such preliminary injunctive relief pending arbitration, or to preclude any party thereto from seeking permanent injunctive or other equitable relief after and in accordance with the decisions of the arbitrators, if those taking part require the court for such proceeding.

              IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                          ZVL-LSA, a.s.



                                          By:___________________________
                                             Name:
                                             Title:



                                          By:___________________________
                                             Name:
                                             Title:

                                          L&S AUTOMOTIVE PRODUCTS CO.



                                          By:___________________________
                                             Name:  David Goss
                                             Title: Senior Vice President
                                                      - Operations



                             SUPPLY AGREEMENT


              THIS AGREEMENT, dated the 8th day of May, 1995, by and between ZVL-LSA, a.s., a corporation organized and existing under the laws of the Slovak Republic and having its principal place of business at Nadrazna 909 01 Skalica, Slovak Republic (hereinafter referred to as "Seller"); and L & S Automotive Products Co., a corporation organized and existing under the laws of the State of Oklahoma and having its principal place of business at 16 South Pennsylvania, Oklahoma City, OK 73101, U.S.A. (hereinafter referred to as "Purchaser");


                           W I T N E S S E T H:

              WHEREAS Purchaser desires to acquire tapered automotive roller bearings, as more specifically defined herein, from Seller, and Seller desires to deliver such products on the terms and conditions hereinafter set forth;

              NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

              ARTICLE I.      Definitions.

              1.1 As used herein, the term "Products" shall mean tapered automotive roller bearings with the specifications as described in Exhibit A.

              1.2 As used herein, the term "Minimum Volume" shall mean the Products in the aggregate ordered by Purchaser for delivery and shipped from Seller's plant during each semi-annual (or other) period identified on Exhibit B and in an amount which when multiplied by the relevant price shall equal the U.S. Dollar amount set forth on such exhibit according to the relevant time period identified thereon. The Purchaser shall also agree to comply with that Technical License, Technology Assistance, Engineering and Manufacturing Plant Sales Agreement dated July 6, 1992 between Seller and Purchaser, along with any amendments and addendums thereto especially the provisions concerning the obligatory purchase of products (the "L&S Agreement").

              ARTICLE II.     Sale and Purchase of the Products

              2.1 Subject to the terms and conditions set forth herein, Purchaser agrees to acquire from Seller and Seller agrees to deliver to Purchaser during the term of this Agreement Products in an amount equal to the Minimum Volume for each period identified on Exhibit B.

              2.2 For each period identified on Exhibit B during the term of this Agreement, the Purchaser agrees to place orders (or already has placed orders prior to the date of this Agreement), for delivery from Seller of Products in an amount equal to or greater than the Minimum Volume, as calculated in accordance with Section 1.2 hereof. If the Minimum Volume of such orders are not placed in regard to delivery in any one calendar year, the Purchaser agrees that such failure will cause irreparable injury to the Seller. The Purchaser further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by Seller, especially as it relates to Seller's obligations with respect to certain drafts executed by it and sold by Purchaser to certain financial institutions. The Purchaser thereby agrees that if Seller shall sue for such failure and Seller shall not be in breach of this Agreement, Purchaser shall pay as liquidated damages, and not as a penalty, the amount equal to the value of shipments required to be shipped after the date of breach as set forth on Exhibit B. Notwithstanding any term of this Section 2.2, Purchaser shall not be obligated to receive or pay for any Product that does not comply with the acceptance standards under
Article IV hereof.

              ARTICLE III.    Product Specifications

              3.1 It is the intent of the parties hereto that the Products shall be manufactured in the same manner and will contain the same specifications as equivalent products which Seller supplied to Purchaser during the months prior to the date hereof which meet the acceptance standards set forth under Article IV hereof.

              ARTICLE IV.     Acceptance Standards

              4.1 Exhibit A contains quality specifications, mutually agreed upon by the parties hereto, which shall govern acceptance of the Products sold hereunder by Purchaser. Such specifications may be modified as agreed to in writing by the parties.

              ARTICLE V.      Quality Control

              5.1 Seller shall be solely responsible for assuring the quality of the Products and their conformity to the standards set forth in Exhibit A.

              5.2 In the event Purchaser shall receive Products from Seller that do not comply with this warranty, Purchaser shall immediately notify Seller of such nonconformity and shall instruct Seller to suspend future shipments of the Product. A third party independent qualified inspection company (the "Company") must visit the Seller's production facilities in Skalica within 10 days of Purchaser notifying Seller of receipt of nonconforming Products. Seller agrees to provide such Company's employees and/or agents full access to Seller's production facilities including access to all materials used in connection with the Products, the energy sources utilized in connection with the manufacture of the products and books and records relating to the specifications used in the manufacture of the Products. Within 10 days of the arrival of such Company's employees or agents at Seller's facility in Skalica, the employees and/or agents of such Company shall submit a written report to Seller and Purchaser stating whether Seller's Products conform to the specifications set forth in Exhibit A. Upon receipt of a report specifying that Seller's Products meet the specifications in Exhibit A, Seller may resume and continue delivery of Products and Purchaser must accept such immediate and future deliveries, and Purchaser agrees to absorb the Company's costs for the investigation. If the report states that the Seller's Products do not meet the specifications in Exhibit A, Seller agrees to absorb the Company's costs for the investigation and Seller shall have two options: (i) make such changes that are necessary to insure that the Products meet the specifications in Exhibit A within 20 days, and deliver conforming replacement Products to Purchaser within 30 days of implementing such changes or (ii) purchase products made by other parties which meet the specifications set forth in Exhibit A and deliver such substitute Products to Purchaser within 180 days.

              5.3 Notwithstanding the sole responsibility of Seller with regard to quality control, Purchaser shall have access to Seller's production facilities during normal business hours with reasonable notice to Seller, in order to verify that the Products conform to the specifications set forth in Exhibit A.

              5.4 Seller shall maintain appropriate records of the specifications used in the manufacture of all Products. These records shall be made available to Purchaser upon reasonable request or during a visit by Purchaser described in Section 5.3 or Article XI.

              ARTICLE VI.     Price

              6.1 Pricing for the first year's order will be that of the "Sample Bearing Order" Exhibit "B", Revised Purchase Price, page #3. Pricing after the first year's shipment will be as follows:

                        A) The selling prices shall be negotiated annually with prices set four (4) months prior to the end of each calendar year for the succeeding calendar year;

                        B) In no event shall the selling prices be increased or decreased more than the percentage (%) determined by the following from one year to the next:

                              1)    the inflation or deflation rate in the
                                    U.S.A. as measured by the Wholesale Price
                                    Index as published by the U.S. Department of Commerce; and provided, however, that

                              2)    prices will not increase or decrease
                                    beyond the increases or decreases
                                    announced and published by major
                                    competitive bearing companies within the
                                    U.S. such as Federal Mogul, SKF and
                                    Chicago Rawhide during the prior year and Purchaser agrees to provide upon written request, information as to pricing by those companies, to the extent available.

              ARTICLE VII.    Payment

              7.1 The terms of payment for the Products sold hereunder shall be net cash due within five (5) days after Purchaser's receipt of a copy of Seller's invoice and a copy of an Ocean Bill of Lading relating to the shipment.

              7.2 Payment by Purchaser for the Products sold hereunder shall be made in favor of Seller to an account established by Vseobecna Uverova Banka with Bank Austria Aktiengesellschaft, New York Branch (the "Bank"). Payment instructions are as follows: Credit Morgan Guaranty Trust Co., New York, NY, ABA number 021-000-238 for the account of Bank Austria AG, account number 63-000-260 for further credit to Vscobecna Uverova Banka, account number 199350, Attention: Mr. David Darling. Payment shall be made in U.S. Dollars, the lawful currency of the United States of America. Purchaser shall pay the invoice price of the Products in full and without any deduction or set-off of any kind whatsoever. Any dispute, including any dispute regarding the amount of such invoice price shall be the subject of good faith negotiation between the parties. In the event of any dispute regarding quality specifications, orders under this Agreement may be suspended until such dispute is resolved.

              7.3 Interest will be charged daily on any sum not paid on the due date, or the payment of which is deferred for any reason, except if such deferral occurs due to an act or omission of the Seller, at a varying rate of two (2) percentage points per annum above the rate of interest per annum ("Prime Rate") announced by Morgan Guaranty Trust Co., New York, to be in effect from time to time for prime domestic commercial loans of ninety (90) day maturities, adjusted as of the date of each such variance in the Prime Rate, from the due date to the date of Seller's receipt of full payment, provided, however, that such rate of interest shall in no event exceed the maximum rate of interest permissible under applicable law.

              ARTICLE VIII.  Delivery

              8.1 Delivery of the Products by Seller to Purchaser shall be made at FOB Hamburg or other European port, or such other location as the parties may, upon mutual agreement, from time to time designate, which agreement of Purchaser shall not be unreasonably withheld. Any freight and insurance expense from Skalica, Slovak Republic, to such port, shall be borne solely by Seller.

              8.2 Delivery shall be deemed complete when Seller gives Purchaser notice that a shipment of Products ordered by Purchaser is available for pick-up at Hamburg, or such other European port or such other location as the parties may, upon mutual agreement, designate.

              ARTICLE IX.     Title/Risk of Loss

              9.1 Title and risk of loss or damage to the Products sold hereunder shall pass to Purchaser when Seller, pursuant to an order placed by Purchaser, delivers the Products in accordance with Section 8.2.

              ARTICLE X.      Cash Against Documents

              10.1 All original (and negotiable forms of) ocean bills of lading and other title documents from Purchaser with respect to each shipment of the Products during the terms of this Agreement shall be delivered solely to the Bank. The Seller shall courier to the Bank in connection with each shipment of the Products, such bills of lading and title documents, in each case endorsed in blank, along with invoices of Seller. The Bank shall promptly notify the Purchaser of receipt of such documents and deliver a photocopy of such documents to Purchaser by telefax. At the time of receipt of payment in full of the invoice made by Purchaser through payment into the escrow account referred to in Section 7.2, the Bank shall promptly send by courier the bills of lading and other title documents to Purchaser. The Bank shall bear no responsibility in connection with any failure of such courier to deliver such documents. In the event that Purchaser fails to make payment timely, the Bank shall have the right to retain the bills of lading and other title documents and, take any remedy permitted by law in connection with such non-payment.

              10.2 The Bank shall charge fees for handling documents equal to 1/8th of 1% of the invoice amount ($75.00 minimum) which fee shall be paid by Purchaser.

              10.3 Purchaser and Seller jointly and severally agree to hold the Bank harmless, and indemnify the Bank from and against, any and all claims, losses, liabilities, damages, costs or expenses whatsoever, including attorneys' fees and disbursements, howsoever arising from or in connection with any handling, transfer, delivery, surrender or endorsement of any document at any time(s) held by the Bank, or arising out of any action for injunctive or other judicial or administrative relief and affecting, directly or indirectly, the Bank.

              ARTICLE XI.     Warranty, Indemnity

              11.1 IN LIEU OF ALL OTHER WARRANTIES (INCLUDING MERCHANTABILITY AND FITNESS FOR PURPOSE), SELLER WARRANTS TO PURCHASER THAT ALL PRODUCTS MANUFACTURED FOR PURCHASER UNDER THIS AGREEMENT SHALL MEET PURCHASER'S PRODUCT SPECIFICATIONS AS SET FORTH IN EXHIBIT A, AND ARE FREE FROM DEFECTS EXCEPT DEFECTS WHICH MAY BE INHERENT IN THE SAID SPECIFICATIONS SET FORTH IN EXHIBIT A.

              Subject to the last paragraph of this Article XI, Seller shall indemnify and hold Purchaser harmless from and against any and all liability, loss or damage, and all direct out-of-pocket cost or expense, arising out of the breach of the above warranty.

              Subject to the last paragraph of this Article XI, in the event of complaints, demands, claims or legal actions alleging illness, injury, death or damage as a result of the use of any goods manufactured by Seller hereunder, Seller shall indemnify and hold Purchaser harmless from and against any and all liability, loss or damage, and all direct out-of-pocket cost or expense, of whatsoever nature and by whomsoever asserted arising out of, resulting from or in any way connected with such complaint, demand, claim or legal action, except that Seller shall not be responsible for, and shall not be required to indemnify Purchaser against, any liability for injury, death or damage attributable to defects in Products which independent investigation discloses originated after the goods left the custody and control of Seller or were not attributable to any act of omission of Seller prior to shipment.

              PURCHASER SHALL BE ENTITLED TO RECOVER CONSEQUENTIAL OR SPECIAL DAMAGES (COLLECTIVELY "PURCHASER'S SPECIAL DAMAGES") INCURRED BY PURCHASER DUE TO ACTS OR OMISSIONS OF SELLER'S SUPPLIERS OR OTHERS ARISING OUT OF OR RELATING TO ANY BREACH OF THIS WARRANTY TO THE EXTENT AND SOLELY TO THE EXTENT THAT SELLER RECOVERS AND COLLECTS PURCHASER'S SPECIAL DAMAGES FROM ITS SUPPLIERS OR OTHERS, AND SELLER IS OBLIGATED TO PROMPTLY TAKE ALL REASONABLE ACTION, INCLUDING BUT NOT LIMITED TO THE INSTITUTION OF LEGAL PROCEEDINGS, IN ORDER TO RECOVER PURCHASER'S DAMAGES FROM ITS SUPPLIERS OR OTHERS, AND SELLER SHALL BEAR THE COST OF SUCH ACTION (PROVIDED THAT SUCH COSTS MAY BE OFFSET AGAINST ANY RECOVERY PURSUANT TO A JUDGMENT OR SETTLEMENT AGREED TO BY PURCHASER FROM SELLER'S SUPPLIERS OR OTHERS), WHICH ACTION SHALL BE TAKEN IN CONSULTATION WITH PURCHASER. EXCEPT AS SPECIFICALLY SET FORTH IN THE PRECEDING SENTENCE, PURCHASER WAIVES ANY AND ALL RIGHT OR CLAIM TO RECOVER PURCHASER'S SPECIAL DAMAGES FROM SELLER PROVIDED THAT THIS WAIVER SHALL NOT APPLY TO LIABILITY FOR COMMISSION BY SELLER OF (I) AN INTENTIONAL TORT OR (II) GROSS NEGLIGENCE. Anything in this Article to the contrary notwithstanding, Purchaser must assert any claim of breach under this warranty, if at all, within one (1) year after the due date of the invoice in regard to the goods in question by written notice specifying the grounds for such claim. In any and all actions, proceedings and investigations in regard to any claim by any third person arising from an alleged breach of this warranty, seller shall pay any damages which must be paid as a result of any judgment or settlement and all costs of the defense thereof (including reasonable counsel fees) on the following conditions: (i) Purchaser shall promptly notify Seller of any such complaint, demand, claim or legal action; (ii) Purchaser shall have control of said defense, but Seller shall have the right and opportunity to participate therein; (iii) Purchaser shall select defense counsel subject to Seller's consent; and (iv) Purchaser shall have the right to accept any settlement in compromise subject to the consent of Seller, which shall not be unreasonably withheld, and Seller shall have the right to demand that Purchaser accept any settlement or compromise of the claim which does not otherwise adversely affect Seller and, if Purchaser refuses such acceptance, Seller may elect to pay Purchaser the amount of such proposed settlement in full satisfaction of Seller's further obligations hereunder with respect to such claim.

              ARTICLE XII.    Term and Termination

              12.1 This Agreement shall commence on April 20, 1995 and become effective after the Escrow Agreement dated as of even date herewith itself has become effective and shall terminate once the Minimum Volume to be purchased as set forth in Exhibit B has been made or thereafter with the consent of the parties.

              ARTICLE XIII. Force Majeure

              13.1 Any failure or delay in the performance by either party hereto of its obligations hereunder shall not constitute a breach of this Agreement only if such failure or delay arises out of or results primarily from fire, storm, flood, lightening, earthquakes, or other acts of God, or explosion, insurrections, strikes, unavailability of fuel, utilities or raw materials, epidemics or quarantine restrictions, partial or entire failure of production facilities, inability to obtain transportation, government restrictions or any other cause not within the control of the party affected which by the exercise of reasonable diligence such party is unable to prevent or overcome ("Force Majeure").

              13.2      The occurrence of Force Majeure, as described in
Section 13.1 hereof, shall not excuse either party from the performance of its obligations or duties hereunder, but shall merely suspend such performance during the continuance of Force Majeure. The party prevented from performing its obligations or duties because of Force Majeure shall immediately notify the other party to this Agreement of the occurrence and particulars of such Force Majeure and shall provide the other party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. If the Force Majeure, as described in Section 13.1 hereof, occurs and continues for more than one year, Purchaser shall have the right to seek alternative suppliers and enter into supply agreements with such parties as long as such agreements do not extend for more than one year. If, at any time thereafter, a Force Majeure ceases to exist, Purchaser and Seller shall then be obligated to continue performance under this Agreement, provided that Purchaser shall not be required to place orders until after termination of any supply agreement entered into during the Force Majeure as provided above.

              ARTICLE XIV.    Legal Relationship of the Parties

              14.1 The relationship between the parties hereto is that of independent contractors and not of principal-agent or employer-employee. Neither party is in any way the legal representative of the other and has no right or authority to assume or undertake any obligation or make any representation on behalf of the other party.

              ARTICLE XV.     Third Party Beneficiary.

              15.1 The Bank, acting as agent for the purchasers of the Drafts initially issued to Purchaser, shall be a third party beneficiary of Seller's rights under this Agreement and the parties agree that the Bank, as agent, shall have a direct right of action against Purchaser or Seller for its breach of any of the provisions of this Agreement.


              ARTICLE XVI.    General Conditions

              16.1 This Agreement, and the rights and obligations of the parties herein set forth, shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and may not be assigned, transferred or subcontracted except to parents, subsidiaries, or otherwise related corporations of either party, with prior written notice to the other party, provided the parties hereto remain liable under this Agreement. This Agreement is not subject to voluntary or involuntary alienation except as provided herein.

              16.2 The parties' remedies herein set forth shall be cumulative, and in addition to any other or further remedies available to it at law or in equity. The exercise by a party of any of its remedies specifically enumerated herein shall not preclude that party from exercising such other or further remedies.

              16.3 The failure or omission of either party hereto to insist, in any instance, upon strict performance by the other party of any term or provision of this Agreement or to exercise any of its rights hereunder shall not be deemed to be a modification of any term hereof or a waiver or relinquishment of the future performance of any such term or provision by such party, nor shall such failure or omission constitute a waiver of the right of such party to insist upon future performance by the other party of any such term or provision.

              16.4 In the event that individual provisions of this Agreement are or are held to be invalid, the validity of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect. The parties agree to negotiate in good faith in order to replace the invalid provisions with valid provisions that conform as closely as possible to the economic and commercial intent of the invalid provisions.

              16.5 Unless otherwise provided, all notices and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed given if delivered by hand, by mail (three (3) business days after being sent by certified mail, return receipt requested) or when received if delivered by commercial express delivery service or by telex or telefax (if a confirmatory mailing is made) to a party at its address set forth below:


              If to Seller:

                        ZVL-LSA, a.s.
                        Nadrazna
                        SK-909 01 Skalica
                        Slovak Republic
                        Attention: Dip. Ing. Zdenko Hosek

              If to Purchaser:

                        L&S Automotive Products Co.
                        16 South Pennsylvania
                        Oklahoma City, OK  73101
                        Attention: Mr. David Goss

Either party may change its address for the receipt of such notices by giving written notice to the other party in the manner herein provided.

              16.6 This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the law of the Republic of Austria.

              16.7 This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and all other prior or contemporaneous agreements of the parties with respect to such subject matter are hereby merged into this Agreement. This Agreement shall not be changed, modified or amended otherwise than by a further written agreement signed by the parties hereto. In the event of any conflict between the terms of this Agreement and of any purchase order, the terms of this Agreement shall be controlling.

              16.8 Any controversy or claim arising out of or relating to this Agreement, or the negotiation or breach thereof, shall be settled by arbitration with the Vienna rules of the International Arbitral Tribunal of Bundeswirtschaftskammer Osterreich in Vienna and judgment upon an award rendered by the arbitrators may be entered in any court having jurisdiction thereof. According to Sec. 598 Sec. 2 ZPO (Zivilprozessordnung, Austrian Code of Civil Procedure) Section 595 Sec. 1 Line 7 ZPO shall not apply. The arbitration shall be held in the English language in Vienna and shall be conducted before three (3) arbitrators, with each party appointing an arbitrator, who will jointly agree upon a third arbitrator, Chairman of the Arbitration Panel. The arbitrators are empowered to award reimbursement of attorneys' fees, taxes and other costs of arbitration in accordance with Vienna rules of the International Arbitral Tribunal of the Bundeswirtschaftskammer Osterreich in Vienna. The provisions of this section shall not be deemed to preclude any party hereto from seeking preliminary injunctive relief to protect or enforce its rights thereunder within the competence of the competent court of the Slovak Republic or the Republic of Austria or State or Federal courts located in the State of Oklahoma, USA, or
(not) to prohibit any (universal) such court from making preliminary findings of fact in connection with granting or denying such preliminary injunctive relief pending arbitration, or to preclude any party thereto from seeking permanent injunctive or other equitable relief after and in accordance with the decisions of the arbitrators, if those taking part require the court for such proceeding.

              IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                          ZVL-LSA, a.s.


                                          By:___________________________
                                             Name:  Zdenko Hosek
                                             Title: General Manager


                                          By:___________________________
                                             Name:  Maria Florkova
                                             Title: Financial Director

                                          L&S AUTOMOTIVE PRODUCTS CO.


                                          By:___________________________
                                             Name:  David Goss
                                             Title: Senior Vice President
                                                      - Operations

ACKNOWLEDGED AND AGREED
AS TO ARTICLE X.

BANK AUSTRIA AKTIENGESELLSCHAFT


By:____________________________
   Name:
   Title:

By:_____________________________
   Name:
   Title:
sec\10q\tq395xt2.wpe